UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2020

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Appointments
On July 1, 2020, the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”) appointed John P. Gainor, Jr., and Lawrence V. Jackson to the Board effective immediately pursuant to an agreement entered into with
JANA Partners LLC (“JANA”) on April 8, 2020.

Mr. Gainor, age 63, served as the President and Chief Executive Officer of International Dairy Queen, a franchisor of quick service restaurants and a subsidiary of Berkshire Hathaway (“Dairy Queen”), from 2008 until his retirement in 2017. Mr. Gainor joined Dairy Queen in 2003, serving as its Chief Supply Chain Officer until 2008. Mr. Gainor has also held various executive positions focusing on logistics, supply chain and transportation with Supply Solutions, Inc., Consolidated Distribution Corporation, ProSource Inc., AmeriServe Distribution Corporation, and Warner Lambert Corporation. Mr. Gainor currently serves on the board of directors of Jack in the Box Inc., a major fast-food restaurant chain, where he also serves on the Audit and Finance Committees, and Saia, Inc., a leading truck and shipping carrier, where he also serves as Chair of the Nominating and Governance Committee.

Mr. Jackson, age 66, has served in various executive roles at Walmart Inc., Dollar General Corporation, Safeway, Inc., and PepsiCo, Inc. Mr. Jackson currently serves on the board of directors of Assurant, Inc., a global provider of risk management products, where he also chairs the Compensation Committee and serves on the Finance and Risk Committee, and John Bean Technologies Corporation, a global food processing machinery and airport equipment company. Mr. Jackson also served on the board of directors of Snyder’s-Lance, Inc., a snack food company acquired by Campbell Soup Company in 2018, from 2015 to 2018. Mr. Jackson, has served since 2008 as a Senior Advisor at New Mountain Capital, LLC, an alternative asset manager based in New York, and since 2010 as Chairman of the board of SourceMark LLC, a healthcare products innovation company, where he served as Chief Executive Officer from 2010 to 2012.

The size of the Board was increased to ten members. Mr. Gainor will serve as a Class III director; which class will stand for re-election at the 2021 annual meeting of stockholders. Mr. Gainor will also be added as a member of the Board’s Nominating and Corporate Governance Committee. Mr. Jackson will serve as a Class II director; which class will stand for re-election at the 2023 annual meeting of stockholders. Mr. Jackson will serve as a member of the Board’s Audit Committee.

There are no family relationships between Mr. Gainor or Mr. Jackson and any director or other executive officer of the Company nor are there any transactions between Mr. Gainor or Mr. Jackson or any member of either of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Mr. Gainor and Mr. Jackson were appointed pursuant to an agreement between the Company and JANA Partners LLC, a Delaware limited liability company, as filed as an exhibit to the Company’s Form 8-K filed on April 9, 2020.

Upon their appointment to the Board, Mr. Gainor and Mr. Jackson became entitled to a pro-rated portion of the Company's non-employee director cash compensation. On April 3, 2020, the Board elected to forego its annual director and committee retainers until further notice, but such compensation will be reinstated as discussed below. Non-employee directors receive $90,000 per year for service on the Board and $5,000 per year for the Nominating and Corporate Governance Committee and $10,000 per year for the Audit Committee. Mr. Gainor will be entitled to receive a prorated portion of the annual director retainer and annual Nominating and Corporate Governance Committee member retainer and Mr. Jackson will be entitled to receive a prorated portion of the annual director retainer and annual Audit Committee member retainer. Non-employee directors of the Company are entitled to receive an annual grant of restricted stock units of the Company with a fair market value equal to $100,000, which will be prorated and. Mr. Gainor and Mr. Jackson will each receive an initial grant pro-rated for the number of months that they will serve on the Board through the date of the next annual meeting of stockholders. One-third of the restricted stock units will vest on the date of each annual meeting of stockholders following the grant date. Mr.

Gainor and Mr. Jackson are also entitled to receive reimbursement of their reasonable travel expenses incurred in connection with their attendance at Board and committee meetings.

Mr. Gainor and Mr. Jackson each entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Mr. Gainor and Mr. Jackson satisfy the definition of “independent director” under the Nasdaq listing standards, including the considerations required with respect to Nominating and Corporate Governance Committee and Audit Committee membership.

On July 2, 2020, the Company and JANA issued a joint press release announcing the appointment of Mr. Gainor and Mr. Jackson to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Compensation Matters
On July 1, 2020, the Board resolved it would reinstate the salary of David J. Deno, Chief Executive Officer of the Company, effective from the pay period beginning June 29, 2020, in light of the number of restaurants that are now reopened. Mr. Deno had elected to forgo all base salary in excess of the amount necessary to cover required contributions to his employment benefits and related payroll taxes from the pay period beginning April 6, 2020 in light of the uncertainty and adverse business impacts of the COVID-19 pandemic. The Board had also agreed to forgo any cash retainer effective April 3, 2020, which compensation will also be reinstated effective immediately.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve cost savings; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company and JANA on July 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	July 2, 2020	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer

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